Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$152,101,470
Unrealized Gain (Loss) on Market Value of Commodity Futures	(92,115,420)
Dividend Income	630,976
Interest Income	342,607
ETF Transaction Fees	14,000
Total Income (Loss)	$60,973,633

Expenses
General Partner Management Fees	$290,934
Professional Fees	145,725
Brokerage Commissions	50,138
Directors' Fees and insurance	10,209
NYMEX License Fee	7,273
Total Expenses	$504,279
Net Income (Loss)	$60,469,354

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/22	$564,319,674
Additions (2,800,000 Shares)	89,150,226
Withdrawals (4,500,000 Shares)	(139,989,853)
Net Income (Loss)	60,469,354

Net Asset Value End of Month	$573,949,401
Net Asset Value Per Share (18,184,588 Shares)	$31.56

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596